UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 AMENDED FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: October 14, 2005 (Date of earliest event reported)
International Gold Resources, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50103 (Commission File Number)	71-911780705 (IRS Employer Identification Number)

15321 Main St. NE. 152, Duvall, WA. (Address of principal executive offices)		98019 (Zip Code)
425-844-2535 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financials Statements

Item 4.01 Changes in Registrant's Certifying Accountant

a. On October 14, 2005, the Company's independent auditors, Morgan & Co., resigned. The auditor's report for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. As of October 14, 2005, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years, and the interim period ending October 14, 2005. The Board of Directors approved a change in accountants on October 14, 2005. The Company has provided a copy of the disclosures made in this Form 8-K to the former accountant no later than the day of filing with the SEC, and has requested that the accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. That letter is attached as an exhibit hereto.

b. On October 14, 2005, the Company retained the services of Staley Okada and Partners as independent accountants for the Company. The Company did not consult with the new accountant prior to this date regarding the application of accounting principals or the type of audit that might be rendered on its financial statements.

Section 9

Item 9.01 Financial Statements and Exhibits

a) Financial Statements. N/A

b) Exhibits:

16.1 Letter on Change in Certifying Accountant - Attached

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 18 October, 2005	INTERNATIONAL GOLD RESOURCES, INC. By: /s/ J. Roland Vetter Roland Vetter, President